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                                                                 Exhibit 10.24


                         [LETTERHEAD OF KELLOCK LIMITED]

23rd October 1997

PRIVATE AND CONFIDENTIAL
S Easterbrook Esq
Director
Hammer Distribution Ltd
Hammer House
62 Tempus Business Centre
Kingsclere Road
Basingstoke
RG21 6XG

Dear Steve

Further to our telephone conversation earlier this afternoon, I am delighted to confine to you that my Credit Committee has given its approval to an Undisclosed Cashflow Finance facility for your Company.

The terms of our offer are as follows:

Pricing

o Initial Payment:            75 % of the Gross Book Value of an Approved Debt.

o Commission Fee:             0.075 % of the Gross Book Value of a Debt.

o Minimum Annual Fee:         (pound)12,000

o Discount:                   1.75 % per annum above Bank of Scotland Base Rate.

o Initial Refer Limit:        (pound)1,000,000

Cont....
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Page 2
23rd October 1997
PRIVATE AND CONFIDENTIAL
S Easterbrook Esq
Hammer Distribution Ltd

Financial Covenants

o Minimum Tangible Net Worth of (pound)700,000 to be maintained by Hammer Distribution Limited.

o Minimum Annual Turnover of (pound)8,000,000 to be achieved by Hammer Distribution Limited.

Security

o     All assets debenture from Hammer Distribution Limited.

o     Cross Guarantee between 4 Front Group Plc and Hammer Distribution Limited.

Operational Requirements

Monthly provision to us of Aged and Spread Debtors/Creditors Schedules, Sales Ledger reconciliation and Management Accounts.

o     Regular substantive testing.

o Before consideration is to be given to an increase in the Initial Refer Limit of (pound)1,000,000, we shall require site of:

      1. Signed Audited Accounts for Hammer Distribution Limited as at 31st January 1997.

      2. Financial Forecasts for the following 12 month period.

      3. Signed Audited Accounts for 4 Front Group Plc as at 31st January 1997.

Miscellaneous

As agreed, we are willing to waive our initial "take-on" fee in recognition of the commitment given to you by Kellock when you terminated your previous arrangement with us during last year.

Cont....
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Page 3
23rd October 1997
PRIVATE AND CONFIDENTIAL
S Easterbrook Esq
Hammer Distribution Ltd

I do hope that you will find this offer acceptable to you and that your Board will give its approval accordingly in this regard. I look forward to hearing from you shortly and, in the meantime, please do not hesitate to contact me should you wish to clarify any aspect.

If you are able to accept the above detailed terms and conditions then I shall arrange for the appropriate documentation to be drawn up without delay and make arrangements for you to be introduced to your new Client Manager.

Kindest regards.

Yours sincerely


/s/ P L Oakes
P L Oakes
Regional Manager

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                                     KELLOCK

                             CASHFLOW FINANCE [LOGO]

                          AGREEMENT - ENGLAND AND WALES

We Kellock Limited, whose principal office is at Abbey Gardens, 4 Abbey Street, Reading, RG1 3BA agree with you, HAMMER DISTRIBUTION LIMITED of 62 Tempus Business Center, Kingsclere Road, Basingstoke, Hants, RG21 6XG that we shall provide you with facilities on the following terms and conditions and subject to our Cashflow Finance Agreement Standard Conditions, 'the Standard Conditions', which are incorporated in this Agreement and which you acknowledge to have read and understood.

1     Date

      This Agreement is made on the date it is signed by us.

2     Type of Facility

(a) This Agreement is an Undisclosed Facility for the sale and Purchase of your Debts and as such clauses 1(f) to 1(h) inclusive and 4(c) of the Standard Conditions will not apply.

(b) You will notify us of any credit notes of accounting reductions proposed to be issued or made to a Customer and will not except with our permission issue or make any credit note or reductions exceeding $2,000.00 or such other sum and as we may agree in writing.

(c) Notwithstanding the provisions of clause 5(a) of the Standard Conditions you will act as our agent to collect payments due from your Customers in respect of Debts and you will deal with such payments on trust for us in accordance with clause 5(c) of the Standard Conditions. This agency will cease upon the termination of this Agreement.

(d) Upon the occurrence of a Termination Event as defined in clause 11 we may at our discretion:

o     notify your Customers of the assignment of their Debts; and/or

o     terminate the agency immediately by written notice, and/or

o continue to provide you with facilities upon such terms as we may specify in writing.

(e) Following termination of the agency, if we collect Debts we shall be entitled to charge a collection fee at a rate of 10% of amounts so collected

(f) Within ten days following the end of each month you will send us, in a form we specify, an aged analysis of Debts and a copy of your sales ledger control account, together with such other documents as we may require.

3     Financial and Other Particulars

(a) 'Refer Limit' is (pound)1,000,000 or such greater amount as we may specify in writing from time to time;

(b)   'Commencement' is

(c)   'Commission Fee' is 0.075 per cent of the Gross Book Value of a Debt;

(d)   'Discount Fee' is 1.75 per cent per annum above Bank of Scotland Base
      Rate;

(e) 'Initial Payment' is 75 per cent of the Gross Book Value of a Debt or such percentage as we shall specify in writing from time to time;

(f)   'Minimum Annual Fee' is (pound)12,000

4     Entire Agreement

      The terms set out in this Agreement represent the whole of the terms agreed between us to the exclusion of any other statements by us whether express or implied.

5     Legal Advice

      You acknowledge that you have had the opportunity to take independent legal advice about your rights and obligations under this Agreement and that we shall rely on this acknowledgment in entering into this Agreement.

6     Special Conditions

(a)   The following shall be additional Termination Events:

      (i)   your turnover falls below (pound)8,000,000 for a period of one year;

      (ii)  your net worth falls below (pound)700,000

(b) In addition to your undertaking contained in Standard Condition 8(c) you irrevocably authorize us to communicate by our agents with any Customer for the purpose of verifying the status and amount of any Debt.

Signed as a deed

By Hammer Distribution Limited

Director   /s/ [Illegible]
-----------------------------------

Director     [Illegible]
-----------------------------------

Date    27th OCTOBER 1997
-----------------------------------

By Kellock Limited

Director
-----------------------------------

Director/Secretary
-----------------------------------

Date
-----------------------------------

                                     KELLOCK

                                CASHFLOW FINANCE

                         AGREEMENT - STANDARD CONDITIONS

The clause headings used in this Agreement are for ease of reference only and do not form part of this Agreement. A list of general definitions can be found in clause 18.

1     Sale and Purchase of Debts

(a) You assign to us all Debts owing to you at Commencement and all Debts arising during the period of this Agreement. Ownership of a Debt shall vest in us upon Commencement or immediately a Debt comes into existence. Should any Debt fail to vest in us effectively you will hold such Debt on trust for us;

(b)   You will assign to us the benefit of any insurance policies relating to
      Debts:

(c) On signing this Agreement and as soon as a Debt arises you will notify us in a form we specify, together with such particulars and original or copy documents evidencing the Debt, the delivery of goods or the performance of services in respect of the Debt, as we may require.

(d) While this Agreement continues you will not in any way dispose of your interest in any Debt to another person.

(e) Should we request, you will execute, stamp and deliver to us a deed in a form that we approve legally assigning to us any Debt together with the benefit of all guarantees and other related securities and if we ask, you will immediately give formal written notice to any Customer whose Debt has been legally assigned.

(f) You will endorse on each invoice a notice of assignment, in a form we specify.

(g)   You will not deliver any invoice or credit note direct to a Customer.

(h) If your Customer becomes entitled to a credit or Customer discount in respect of any Debt you will forthwith notify us and deliver to us a credit note in respect of such Debt with any other documents and information which we may require and we shall be free to deliver the credit note to the Customer concerned or to reuse to deliver the credit note without prejudice to any of our other rights. In addition you will reimburse us the amount of each credit note.

2     Disapproval and Re-Approval

      We may at any time Disapprove all or part of a Debt by reason of age, credit limit, dispute or otherwise. We may also at our discretion subsequently Re-approve any Disapproved Debt.

      If we Disapprove a Debt any Initial Payment made against such Debt shall become immediately repayable and we may at our discretion re-assign such Debt to you.

3     Payments to You

      Within the limits of your Entitlement and your Refer Limit we will make available to you:

(a) an Initial Payment less the Commission Fee as soon as we receive notification in the case of an Approved Debt or when we Re-approve a Disapproved Debt.

(b) a Balance Payment in respect of any Debt as soon as we receive a payment from your Customer for such Debt whether Approved or Disapproved except that we may withhold Balance Payments for three working days to ensure clearance.

      For the purpose of determining the extent to which any payment to be made at any time under this clause, would exceed the Refer Limit we shall add to the amount of that payment the total of all payments made and fees charged by us up to that time less all payments received by us up to that time under this Agreement and all similar agreements between us and Related Companies.

      Upon the occurrence of a Termination Event we shall not be obliged to make any Initial Payment or Balance Payment to you.

      We make no charge for paying you by cheque or BACS in the United Kingdom. You will pay us a fee in accordance with our published scale for any payment made (I) by CHAPS, or (ii) to a place outside the United Kingdom or (iii) in excess of your Entitlement.

4     Our Fees

      You will pay us:

(a)   a Commission Fee for each Debt whether Approved or Disapproved;

(b) a Discount Fee on the excess of the total amount we have paid you plus fees charged over the total cleared funds received by us in payment of each Debt;

(c) a Late Payment Fee payable on the first day of each month, where any Customer has not by the Late Payment Date paid us in respect of a Debt whether Approved or Disapproved and we have not re-assigned the Debt to you;

(d) where in any 12 month period expiring on the anniversary of Commencement the total of Commission Fees payable falls short of the Minimum Annual Fee, or in any period from Commencement or the anniversary of Commencement to the date of any termination by your notice the total of Commission Fees payable falls short of the proportion of the Minimum Annual Fee attributable to that period, a sum equal to the shortfall;

(e) if this Agreement is terminated by us or by you without notice the proportion of the Minimum Annual Fee attributable to the period from such termination until the earliest date upon which this Agreement could have been terminated with the required notice;

(f) all legal, bank and other costs incurred by us, including our own administrative costs according to our scale published from time to time, in any way relating to:

o our entering into, varying the terms of, or enforcing the provisions of, this Agreement

o our collecting, securing our rights to, or verifying the status or amount of any Debt:

o     our assessing your financial position at any time

o     any breach of your obligations to us.

5     Collection from Customers

(a) We shall have the sole and exclusive right to collect and enforce payment of every Debt and you have no right to collect Debts unless we so request in writing.

(b) You will assist our collect efforts if we so request and agree that for such purposes we may institute and conduct legal proceedings in your name under our full control

(c) You will immediately pass to us or to any bank we direct any pay payment a Customer makers to you in respect of a Debt and you agree not to mark or endorse any negotiable instruments relating to such payment otherwise than in our favour. You will hold any payment you receive for a Debt on trust for us until we receive it. You will not bank any such payment for your own account.

(d) If a Customer makes a general payment either to us or to you without any allocation or that payment we shall appropriate it firstly against Debts, secondly against the discharge of your liability to us, if any, whether arising under this Agreement or otherwise, and any balance as you wish.

(e) In the event of a credit balance with any Customer remaining outstanding we shall be entitled at our discretion to make repayment of such credit balance out of monies payable to you.

6     Returned or Repossessed Goods

      If any goods relating to any Debt are returned or refused by a Customer or repossessed by you, you will set those goods aside, mark them with our name as owner and hold them to our account as trustee until they are subsequently resold at our direction or we are fully reimbursed in relation to such Debt.

7     Accounts and Set-Off

(a) We shall maintain an account to record all sums payable or paid to you, all payments received in relation to Debts and all fees, expenses and other sums payable or paid by you under this Agreement or otherwise. Within 10 days from the last day of each month we will send to you a copy of such account which shall be taken as conclusive evidence of the matters stated in it at the statement date unless within 14 days form despatch you notify us in writing of any discrepancy.

(b) We may at any time draw up an account to record all amounts due to you from us and to us from you.

(c) We may at any time set off any monies due to us from you whether pursuant to this Agreement or otherwise against any sums due from us to you.

8     Records, Information and Disclosure

      You agree that you will:

(a) keep proper accounting records and allow us to enter your premises whenever we wish to inspect such accounting records and such other papers as we may wish relating to your business of Debts and allow us to take possession of such material to enable us to make copies provided that we return such material to you within a reasonable time.

(b) cause a proper audit to be completed of the books of account for yourself and your subsidiaries, if any, for each financial year and send an audited report and accounts to us within three months after the end of each financial year;

(c) keep us informed at all times of the credit worthiness of your Customers and the validity of each Debt and in particular of any counter-claims, right of set off or other contra items raised by your Customers in relation to any Debt and assist us in every way to safeguard our interest;

(d) send us management accounts for your business and at our request for any Related Company in a form and at intervals acceptable to us:

(e) if we require, send to us within 10 days from the end of each month a list of your creditors or a copy of your bought ledgers;

(f) report to us immediately about reclaimed, repossessed or returned merchandise, Customers' claims and disputes, and any other matters affecting Debts;

(g) provide us with specimen signatures of persons authorized to sign any documents relating to this Agreement together with a Board resolution authorizing for this purpose such persons and inform us immediately of any change in the signatories;

(g) give us a signed letter in our prescribed form for all existing bank accounts and whenever you open a bank account requesting the bank to pay over to us monies received directly from your Customers;

(i)   notify us in writing

o as soon as you become aware of any event which affect or may affect your warranties or our rights of immediate termination;

o     of any existing charges or other security over your assets;

o immediately when there are any changes in the nature of your business, your directors or company secretary or a material change in your ownership (a holding by a person, firm or company of 10 percent or more of your equity is for this purpose deemed to be material).

o     of any company which becomes or ceases to be a related company;

o of any Customer which is your Associate or an Associate of one of your directors;

o of the terms upon which any goods are supplied to you and obtain such waivers or variation to such terms as we may require.

9     Warranties

      You warrant in respect of each Debt that:

(a) you will not waive or modify your normal trading terms with any Customer without obtaining our prior written consent and in particular you will not extend the time for payment;

(b) we shall obtain a valid binding and enforceable title to the amount owing to you thereunder and to all assigned rights and remedies included and that no supplier to you will retain title to any goods sold by you which are the subject matter of a Debt;

(c) you have already performed all the obligations required for enforcement of the Debt including delivery of goods or performance of services

(d) the Customer has an established place of business, is not an Associate of you and has no right which would reduce or extinguish that Gross Book Value of the Debt.

(e) the Customer has an established place of business, is not an Associate of you and has no right which would reduce or extinguish the Gross Book Value of the Debt.

10    Power of Attorney

      You irrevocably appoint us as your attorney both during and after termination of this Agreement to act in your name and on your behalf to execute all documents and do all things necessary to give effect to this Agreement or our rights including making any arrangement or compromise, taking or defending any proceedings endorsing any negotiable instrument on your behalf and executing legal assignments of all or any Debts.

11    Duration of Agreement

      This Agreement will remain in operation from Commencement until either you or we give six months' notice of intention to terminate this Agreement subject to a minimum period of one year's operation and subject to our rights of immediate termination set out below.

      We may by giving you written notice terminate this Agreement immediately if:

(a)   you commit a breach of any term of this Agreement; or

(b) the nature or volume of your business is in our view substantially changed; or

(c)   there is any change in the person or persons who Control you; or

(d) any of our payments to you are not used in the ordinary course of your business; or

(e) any monies owing from you to us are not paid within 7 days after they become due; or

(f) any distress or execution is levied upon any of your goods or premises or any garnishee order is made or any person indebted to you; or

(g)   a receiver or administrative receiver is appointed of any of your assets;
      or

(h) you or any person who has given to us a guarantee or indemnity in respect of your obligations under this Agreement, become insolvent; or

(i) you convene a meeting for the purpose of passing a resolution for creditors voluntary winding up, or are the subject of a compulsory winding up order or a petition for an administrative order is presented or you cease to carry on business call a meeting of creditors make an arrangement or composition with creditors or permit a judgement to remain unsatisfied for 7 days; or

(j) we in our absolute discretion consider that your financial position has deteriorated to the point at which we believe that repayments of any amounts due or which may become due from you to us may be put at risk.

12    Consequences of Termination

(a) Termination of this Agreement will not affect the rights or obligations of either you or us in relation to any Debt of this Agreement will continue to bind us both as long as it is necessary to satisfy these right and obligations.

(b) In the event of termination or upon the occurrence of a termination event then without prejudice to our accrued rights and remedies under this Agreement you agree to pay us forthwith upon written demand a sum equal to the amount of all payments we have made to you under this Agreement plus all fees and charges which have accrued during the Agreement less the amounts which we have received from your Customers and which have been allocated to your current account.

(c) If this Agreement is terminated following a Termination Event, in order to provide for the additional costs and expenses of collection of outstanding Debts we shall be entitled to a collection fee at a rate of 5% of amounts so collected. This fee shall be in addition to any charge for collection provided elsewhere in this Agreement.

(d) In the event of a termination or upon the occurrence of a termination event we retain any amount received by us in respect of any Debt pending the drawing up of a final account and the payment of any amount consequently due to us.

(e) Following the drawing up of a final account and any consequent payment to us we shall re-assign to you any Debt still outstanding.

13    Charges and Security

      You will at our request grant in our favour such fixed or floating charges as we may from time to time require as security for the payment of all sums due or becoming due to us under this Agreement and you will not give any new charge or other security to any third party without first obtaining our written consent.

14    Indemnity and Continued Responsibility

      You agree to indemnify us against any claim by a Customer and any loss incurred by us as a result of our entering into this Agreement. No waiver forbearance or indulgence granted by us to you or to any Customer will in any way discharge you from your liabilities to us or establish a precedent.

15    Transfer of Rights

      We shall be entitled to assign this Agreement or any of our rights and obligations hereunder. You may not assign or otherwise deal with this Agreement or your rights and obligations hereunder without our prior written consent.

16    Variation

      This Agreement may only be varied by a document signed by us and by you.

17    Applicable Law and Notices

      This Agreement is to be construed and governed in accordance with English Law. Any notices to be given by either of us to the other may be either delivered by hand to the other party or its authorized agent or sent by prepaid first class letter, registered post, recorded delivery, fax transmission or telex to such party at its principal place of business or at its registered office.

18    General Definitions

o 'Approval Debt' means any Debt for which an Initial Payment has been paid or is payable and which has not been Disapproved by us or which if previously Disapproved has since been Reapproved; and 'Approve' in relation to any Debt will be construed accordingly;

o 'Associate' means any relative, or any partner director shareholder or employee of you or any Related Company;

o 'Balance Payment' means the amount we have received from a Customer for a Debt less any Initial Payment and any Commission Fee. Discount Fee and/or other sum due;

o     'Commencement' is the date when this Agreement commences;

o 'Control' means the power to secure that the affairs of a company or a group of people are conducted in accordance with the wishes of those holding such power;

o 'Customer' means any person to whom you supply goods or for whom you perform services;

o 'Debt' means an amount which is owed to you for goods supplied or services performed calculated or Gross Book Value and includes the benefit of sale or supply contract relating to such goods or services and all rights and remedies arising in connection with such contract including retention of title to goods, right of lien, stoppage in transit, or recovery of possession;

o 'Disapproved Debt' means any Debt which, in our absolute discretion, we exclude for the purpose of calculating any payment due to you and 'Disapprove' in relation to any Debt shall be construed accordingly;

o 'Entitlement' at any given time means the total of the Gross Book Value of the Approved Debts in respect of which a Balance Payment has not at such time been made multiplied by the Initial Payment percentage less the amount of all payments made by us to you in respect of such Approved Debts and less all outstanding fees and costs payable to us;

o 'Gross Book Value' of a Debt is the total amount thereof including VAT and before taking into consideration any allowances in respect of discounts for prompt payment or any other allowable deduction;

o     'Initial Payment' means the amount payable on notification of an Approved
      Debt;

o "Late Payment Date' means 90 days from the end of the month in which an invoice is dated when the Debt arising from such invoice remains unpaid;

o 'Related Company' means a company which either you Control or which Controls you or which is Controlled by the same person, firm or company which Controls you.

o     'Termination Event' means any of the events described in clause 11.

o 'Refer Limit' at any given time means a limit set by us which the total payments made and fees charges to you up to that time less payments received by us at that time should not exceed.


Signed and acknowledged by HAMMER DISTRIBUTION
    LIMITED

Director  /s/ [Illegible]
          ---------------------------------------

Director  [Illegible]
          ---------------------------------------

Date      27th OCTOBER 1997
          ---------------------------------------

                                                                         FFS DOC